EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the First Quarter Ended December 31, 2024

MIAMI, Feb. 10, 2025 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NYSE: PFLT) announced today its financial results for the first quarter ended December 31, 2024.

HIGHLIGHTS
Quarter ended December 31, 2024 (Unaudited)
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$2,193.9
Net assets	$962.7
GAAP net asset value per share	$11.34
Quarterly increase in GAAP net asset value per share	0.3%
Adjusted net asset value per share (2)	$11.34
Quarterly increase in adjusted net asset value per share (2)	0.3%

Credit Facility	$608.8
2036 Asset-Backed Debt	$284.2
2036-R Asset Backed Debt	$265.3
2026 Notes	$184.0
Regulatory debt to equity	1.40x
Weighted average yield on debt investments at quarter-end	10.6%

Operating Results:
Net investment income	$30.0
Net investment income per share (GAAP)	$0.37
Core net investment income per share (3)	$0.33
Distributions declared per share	$0.31

Portfolio Activity:
Purchases of investments	$606.9
Sales and repayments of investments	$401.3

PSSL Portfolio data:
PSSL investment portfolio	$1,046.2
Purchases of investments	$224.9
Sales and repayments of investments	$86.6

  Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $286.6 million, at fair value.
  This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the unrealized amounts on the Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
  Core net investment income (“Core NII”) is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended December 31, 2024, Core NII excluded:  i) $3.8m of accelerated amortization income from the early repayment of a loan and ii) $0.8m of incentive fee expense.

CONFERENCE CALL AT 9:00 A.M. ET ON FEBRUARY 11, 2025

The Company will also host a conference call at 9:00 a.m. (Eastern Time) on Tuesday February 11, 2025 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (929) 477-0402. All callers should reference conference ID #1777320 or PennantPark Floating Rate Capital Ltd. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased to have another quarter of solid performance from both an NAV and net investment income perspective. We are actively investing in this excellent vintage of new core middle market loans,” said Art Penn, Chairman and CEO. “Through the growing balance sheets of PFLT and our PSSL joint venture, we are driving meaningfully increased income.”

As of December 31, 2024, our portfolio totaled $2,193.9 million, and consisted of $1,963.8 million of first lien secured debt (including $237.7 million in PSSL), $3.4 million of  subordinated debt and $226.7 million of preferred and common equity (including $48.9 million in PSSL). Our debt portfolio consisted of approximately 100% variable-rate investments. As of December 31, 2024, we had two portfolio companies on non-accrual, representing 0.4% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. As of December 31, 2024, the portfolio had net unrealized depreciation of $40.4 million. Our overall portfolio consisted of 159 companies with an average investment size of $13.8 million and had a weighted average yield on debt investments of 10.6%.

As of September 30, 2024, our portfolio totaled $1,983.5 million and consisted of $1,746.7 million of first lien secured debt (including $237.7 million in PSSL), $2.7 million of second lien secured debt and subordinated debt and $234.1 million of preferred and common equity (including $56.5 million in PSSL). Our debt portfolio consisted of approximately 100% variable-rate investments. As of September 30, 2024, we had two portfolio companies on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. As of September 30, 2024, the portfolio had net unrealized depreciation of $11.4 million. Our overall portfolio consisted of 158 companies with an average investment size of $12.6 million, and a weighted average yield on debt investments of 11.5%.

For the three months ended December 31, 2024, we invested $606.9 million in 11 new and 58 existing portfolio companies at a weighted average yield on debt investments of 10.3%. Sales and repayments of investments for the same period totaled $401.3 million including $187.7 million of sales to PSSL. For the three months ended December 31, 2023, we invested $302.6 million in 13 new and 34 existing portfolio companies with a weighted average yield on debt investments of 11.9%. Sales and repayments of investments for the same period totaled $103.8 million, including $62.7 million of sales to PSSL.

PennantPark Senior Secured Loan Fund I LLC

The Company and its joint venture partner jointly agreed to invest an additional $100 million of capital in PSSL. In conjunction with increased leverage capacity at PSSL, the $100 million investment will expand the joint venture's total investment capacity to $1.5 billion, representing a nearly $500 million increase.

As of December 31, 2024, PSSL’s portfolio totaled $1,046.2 million, consisted of 118 companies with an average investment size of $8.9 million and had a weighted average yield on debt investments of 10.8%. As of September 30, 2024, PSSL’s portfolio totaled $913.3 million, consisted of 109 companies with an average investment size of $8.4 million and had a weighted average yield on debt investments of 11.4%.

For the three months ended December 31, 2024, PSSL invested $224.9 million (including $187.7 million purchase from the Company) in 17 new and eight existing portfolio companies with a weighted average yield on debt investments of 10.3%. PSSL’s sales and repayments of investments for the same period totaled $86.6 million. For the three months ended December 31, 2023, PSSL invested $75.7 million (including $62.7 million purchased from the Company) in four new and nine existing portfolio companies with a weighted average yield on debt investments of 12.3%. PSSL’s sales and repayments of investments for the same period totaled $27.7 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2024 and 2023.

Investment Income

For the three months ended December 31, 2024 investment income was $67.0 million, which was attributable to $61.0 million from first lien secured debt and $6.0 million from other investments. For the three months ended December 31, 2023, investment income was $38.0 million, which was attributable to $33.2 million from first lien secured debt and $4.8 million from other investments. The increase in investment income was primarily due to the increase in the size of the debt portfolio.

Expenses

For the three months ended December 31, 2024, expenses totaled $37.0 million and were comprised of: $22.4 million of debt related interest and expenses, $5.3 million of base management fees, $7.5 million of performance-based incentive fees, $1.7 million of general and administrative expenses and $0.2 million of taxes. For the three months ended December 31, 2023, expenses totaled $18.5 million and were comprised of: $8.9 million of debt related interest and expenses, $3.0 million of base management fees, $4.9 million of performance-based incentive fees, $1.6 million of general and administrative expenses and $0.2 million of taxes. The increase in expenses was primarily due to the increase in interest expense from increased borrowings and an increase in base management fees and incentive fee  as a result of the increase in our investment portfolio.

Net Investment Income

For the three months ended December 31, 2024 and 2023, net investment income totaled $30.0 million or $0.37 per share, and $19.4 million or $0.33 per share, respectively. The increase in net investment income was primarily due to an increase in investment income partially offset by an increase in expenses.

Net Realized Gains or Losses

For the three months ended December 31, 2024 and 2023, net realized gains (losses) totaled $26.7 million and $(3.1) million, respectively. The change in net realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three months ended December 31, 2024 and 2023, we reported net change in unrealized appreciation (depreciation) on investments of $(29.0) million and $6.2 million, respectively. As of December 31, 2024 and September 30, 2024, our net unrealized appreciation (depreciation) on investments totaled $(40.4) million and $(11.4) million, respectively. The net change in unrealized appreciation (depreciation) on our investments was primarily due to the operating performance of the portfolio companies within our portfolio and changes in the capital market conditions of our investments and realization of investments.

For the three months ended December 31, 2024 and 2023, our Credit Facility had a net change in unrealized appreciation (depreciation) of $0.1 million and of less than ($0.1) million, respectively. As of December 31, 2024 and September 30, 2024, the net unrealized appreciation (depreciation) on the Credit Facility totaled approximately $0.1 million and zero, respectively.  The net change in net unrealized (appreciation) or depreciation was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three months ended December 31, 2024 and 2023, net increase (decrease) in net assets resulting from operations totaled $28.3 million or $0.35 per share and $22.5 million, or $0.38 per share, respectively. The net increase or (decrease) from operations  was primarily due to operating performance of our portfolio and changes in capital market conditions of our investments along with change in size and cost yield of our debt portfolio and costs of financing.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including income earned, proceeds from investment sales and repayments, and proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

The multi-currency Credit Facility with affiliates of Truist Bank, or the Lenders, was upsized during the quarter to $736 million (increased from $636 million in December 2024).

For the three months ended December 31, 2024 and 2023, the annualized weighted average cost of debt, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 7.0% and 6.8%, respectively. As of December 31, 2024 and September 30, 2024, we had $127.1 million and $192.1 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of December 31, 2024 and September 30, 2024, we had cash equivalents of $102.3 million and $112.1 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

For the three months ended December 31, 2024, our operating activities used cash of $232.7 million and our financing activities provided cash of $222.9 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily from proceeds from the ATM program and borrowings under the Credit Facility.

For the three months ended December 31, 2023, our operating activities used cash of $181.9 million and our financing activities provided cash of $157.2 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily due to borrowings under the Credit Facility partially offset by the repayment of the 2023 Notes.

DISTRIBUTIONS

During the three months ended December 31, 2024 we declared distributions of $0.3075 per share for total distributions of $25.2 million. During the three months ended December 31, 2023, we declared distributions of $0.3075 per share for total distributions of $18.1 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

RECENT DEVELOPMENTS

In February 2025, the Company priced a new securitization financing that is expected to close by early March. The new financing is a $361 million term debt securitization transaction with a weighted average spread of 1.59%, a four-year reinvestment period and a 12-year final maturity.  The weighted average spread of 1.59% is a decrease of 30 basis points from an existing securitization financing that we refinanced in July 2024.

Securitization financing continues to be a good match for our lower risk first lien assets.  We believe securitizations are attractive financing structures as they have a 12 year stated maturity and generally have 4 to 5 year reinvestment periods. The securitization financings are governed by an indenture similar to other bond instruments which prescribes how the securitization deals with credit deterioration, which means there is no risk of unpredictable behavior from the counterparties.  In addition, securitizations are non mark to market financings regardless of broader market volatility. The only time an asset gets marked to market would be if there are defaults or if we experience CCC downgrades that would cause an excess CCC concentration, whereby only the excess CCC collateral is marked to market.  The securitizations provide an attractive cost of capital that is well matched to the portfolio and provide a downside mitigation tool given the stable and consistent long-term nature of the financing.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except per share data)

	December 31, 2024	September 30, 2024
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost— $1,894,793 and $1,622,669, respectively)	$1,907,349	$1,632,269
Controlled, affiliated investments (amortized cost— $339,500 and $372,271, respectively)	286,561	351,235
Total investments (amortized cost— $2,234,293 and $1,994,940, respectively)	2,193,910	1,983,504
Cash and cash equivalents (cost— $102,273 and $112,046, respectively)	102,262	112,050
Interest receivable	13,024	12,167
Receivables from investments sold	29,090	—
Distributions receivable	577	635
Due from affiliate	312	291
Prepaid expenses and other assets	5,026	198
Total assets	2,344,201	2,108,845
Liabilities
Credit Facility payable, at fair value (cost— $608,855 and $443,855, respectively)	608,791	443,880
2026 Notes payable, net (par—$185,000)	184,026	183,832
2036 Asset-Backed Debt, net (par—$287,000)	284,222	284,086
2036-R Asset-Backed Debt, net (par-$266,000)	265,268	265,235
Payable for investments purchased	471	20,363
Interest payable on debt	13,318	14,645
Distributions payable	8,698	7,834
Base management fee payable	5,264	4,588
Incentive fee payable	7,492	3,189
Accounts payable and accrued expenses	2,920	2,187
Deferred tax liability	1,080	1,712
Total liabilities	1,381,550	1,231,551
Net assets
Common stock, 84,855,896 and 77,579,896 shares issued and outstanding, respectively Par value $0.001 per share and 200,000,000 shares authorized	85	78
Paid-in capital in excess of par value	1,058,949	976,744
Accumulated deficit	(96,383)	(99,528)
Total net assets	$962,651	$877,294
Total liabilities and net assets	$2,344,201	$2,108,845
Net asset value per share	$11.34	$11.31

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (Unaudited)

	Three Months Ended December 31,
	2024	2023
Investment income:
From non-controlled, non-affiliated investments:
Interest	$47,463	$23,768
Dividend	577	508
Other income	1,480	1,763
From controlled, affiliated investments:
Interest	12,808	8,434
Dividend	4,375	3,500
Other income	306	—
Total investment income	67,009	37,973
Expenses:
Interest and expenses on debt	22,361	8,942
Performance-based incentive fee	7,492	4,863
Base management fee	5,264	2,951
General and administrative expenses	1,200	988
Administrative services expenses	500	626
Expenses before provision for taxes and financing costs	36,817	18,370
Provision for taxes on net investment income	225	154
Total expenses	37,042	18,524
Net investment income	29,967	19,449
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on:
Non-controlled, non-affiliated investments	1,181	(3,089)
Non-controlled and controlled, affiliated investments	25,493	—
Provision for taxes on realized gain on investments	(73)	—
Net realized gain (loss) on investments	26,601	(3,089)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	2,943	5,228
Controlled and non-controlled, affiliated investments	(31,904)	943
Provision for taxes on unrealized appreciation (depreciation) on investments	632	—
Debt appreciation (depreciation)	90	(62)
Net change in unrealized appreciation (depreciation) on investments and debt	(28,239)	6,109
Net realized and unrealized gain (loss) from investments and debt	(1,638)	3,020
Net increase (decrease) in net assets resulting from operations	$28,329	$22,469
Net increase (decrease) in net assets resulting from operations per common share	$0.35	$0.38
Net investment income per common share	$0.37	$0.33

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $9.4 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami   and has offices in New York, Chicago, Houston, Los Angeles, and Amsterdam.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:	Richard T. Allorto, Jr.
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com